EXHIBIT 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20070448050-40
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/29/2007 9:00 AM
	Entity Number E0795662005-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Healthy Fast Food, Inc.

2. The articles are being ☐ Restated or ☒ **Amended and Restated** (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☒ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Healthy Fast Food, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HEALTHY FAST FOOD, INC.

The undersigned, being the Secretary of Healthy Fast Food, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"), having been authorized to execute these Amended and Restated Articles of Incorporation, hereby certifies to the Secretary of State of the State of Nevada that:

FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect as hereinafter provided.

(See attachment for remainder of Amended and Restated Articles of Incorporation)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 54.8% in favor

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): x Henry Cartwright

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECOND: The provisions set forth in these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended to the date hereof.

THIRD: The Board of Directors duly adopted and declared the advisability of the Restated Articles of Incorporation.

FOURTH: The Articles of Incorporation of the Corporation, as amended and restated, are set forth below:

ARTICLE I
NAME

The name of this Corporation is Healthy Fast Food, Inc.

ARTICLE II
PURPOSES AND POWERS

The Corporation is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the laws of the State of Nevada. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges granted by the General Corporation Law of Nevada. In addition, the Corporation may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

ARTICLE III
AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the Corporation is 100,000,000 shares of common stock, with a par value of $0.001 par value per share, and 25,000,000 shares of preferred stock, with a par value of $0.001 per share. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in Nevada Revised Statutes ("NRS") §78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

No cumulative voting, on any matter to which stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Stockholders shall not have preemptive rights to acquire unissued shares of the stock of this Corporation.

ARTICLE IV
EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE V
DIRECTORS

The directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the General Corporation Law of Nevada provides that the directors may act in certain instances where the Articles of Incorporation so authorize, such action by the directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

The Board of Directors may consist of from one (1) to twelve (12) directors, as determined, from time to time, by the then existing Board of Directors; provided, however, that the number of directors will not be reduced so as to shorten the term of any director at that time in office.

ARTICLE VII
INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, to any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the stockholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE VII
COMMON DIRECTORS

As provided by NRS §78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents, or directors, or entities in which any of the foregoing are directors or officers or are financially interested, shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

ARTICLE VIII
LIABILITY OF DIRECTORS AND OFFICERS

No director, officer, or agent, to include counsel, shall be personally liable to the Corporation or its stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an officer, director, agent, or counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article shall not be liable unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. This article does not preclude liability for directors for the payment of unlawful distributions in violation of NRS §78.300.

ARTICLE IX
ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

This Corporation shall NOT be governed by nor shall the provisions of NRS §§78.378 through and including 78.3793 NRS §§78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied to this Corporation.